UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 21, 2009

Greystone Logistics, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	000-26331	75-2954680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1613 E. 15th, Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

(918) 583-7441
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e). On October 21, 2009, Robert H. Nelson (“Nelson”) notified Greystone Logistics, Inc. (the “Registrant”) that he was resigning as the Registrant’s Chief Financial Officer effective as of October 24, 2009.  Accordingly, Nelson and the Registrant entered into a Mutual Termination of Employment Agreement and Release, dated as of October 24, 2009 (the “Mutual Termination Agreement”), pursuant to which the parties terminated that certain Employment Agreement, dated as of November 1, 2004, between the parties, which contained the terms and conditions of Nelson’s employment with the Registrant and which was filed as an exhibit to the Registrant’s Form 10-QSB for the period ended November 30, 2004.  Pursuant to the Mutual Termination Agreement, the Registrant will pay Nelson his base salary through the effective date of his resignation, and upon such payment, will owe no additional amounts to Nelson.  In addition, the Mutual Termination Agreement contains a mutual release with customary terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREYSTONE LOGISTICS, INC.

Date: October 27, 2009	By:	/s/ Warren F. Kruger
Warren F. Kruger
President and Chief Executive Officer